Assured Guaranty Ltd.
June 30, 2015
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws, or other governmental actions; (14) difficulties with the execution of Assured Guaranty’s business strategy; (15) loss of key personnel; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management’s response to these factors; and (20) other risk factors identified in AGL’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Operating income reconciliation:
Operating income	$278	$101	$418	$233
Plus after-tax adjustments:
Realized gains (losses) on investments	(8)	(2)	1	(3)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0	47	66	(124)
Fair value gains (losses) on committed capital securities	15	(5)	16	(10)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	9	5	0	5
Effect of consolidating financial guaranty variable interest entities (FG VIEs)	3	13	(3)	100
Net income (loss)	$297	$159	$498	$201

Earnings per diluted share:
Operating income	$1.83	$0.56	$2.71	$1.28
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.05)	(0.01)	0.01	(0.02)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.00	0.26	0.43	(0.68)
Fair value gains (losses) on committed capital securities	0.10	(0.02)	0.10	(0.05)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.06	0.02	0.00	0.03
Effect of consolidating FG VIEs	0.02	0.08	(0.02)	0.55
Net income (loss)	$1.96	$0.89	$3.23	$1.11

Weighted average shares outstanding
Basic shares outstanding	150.6	178.4	153.2	180.3
Diluted shares outstanding (1)	151.6	179.5	154.1	181.3
Shares outstanding at the end of period	148.3	174.2

Effect of refundings and terminations, net
Net earned premiums from refundings and terminations	$96	$24	$137	$53
Realized gains (losses) and other settlements from CDS terminations	2	1	13	1
Operating income effect	68	16	103	36
Operating income per diluted share effect	0.44	0.09	0.67	0.20

Effective tax rate on operating income	25.4%	25.6%	24.3%	26.2%
Effective tax rate on net income	27.5%	27.2%	26.2%	26.2%

Return on equity (ROE) calculations (2):
ROE, excluding unrealized gain (loss) on investment portfolio	21.7%	12.9%	18.2%	8.2%
Operating ROE	18.7%	6.5%	14.0%	7.6%

New business:
Gross par written	$5,581	$2,658	$8,289	$4,527
Present value of new business production (PVP) (3)	$26	$27	$62	$58

			As of
			June 30,	December 31,
Other information:			2015	2014
Net debt service outstanding			$584,429	$609,622
Net par outstanding			390,384	403,729
Claims-paying resources (4)			12,646	12,189

1)	Non-GAAP diluted shares outstanding were the same as GAAP diluted shares.

2) Quarterly ROE calculations represent annualized returns.

3) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

4) See page 7 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	June 30,	December 31,
	2015	2014
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,582	$10,491
Short-term investments, at fair value	834	767
Other invested assets	215	126
Total investment portfolio	11,631	11,384

Cash	75	75
Premiums receivable, net of commissions payable	703	729
Ceded unearned premium reserve	282	381
Deferred acquisition costs	119	121
Reinsurance recoverable on unpaid losses	77	78
Salvage and subrogation recoverable	139	151
Credit derivative assets	81	68
Deferred tax asset, net	439	260
Current income tax receivable	11	—
FG VIE assets, at fair value	1,601	1,402
Other assets	321	276
Total assets	$15,479	$14,925

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$4,389	$4,261
Loss and loss adjustment expense reserve	996	799
Reinsurance balances payable, net	66	107
Long-term debt	1,305	1,303
Credit derivative liabilities	1,007	963
Current income tax payable	—	5
FG VIE liabilities with recourse, at fair value	1,361	1,277
FG VIE liabilities without recourse, at fair value	171	142
Other liabilities	378	310
Total liabilities	9,673	9,167

Shareholders' equity:
Common stock	1	2
Additional paid-in capital	1,606	1,887
Retained earnings	3,955	3,494
Accumulated other comprehensive income	239	370
Deferred equity compensation	5	5
Total shareholders' equity	5,806	5,758
Total liabilities and shareholders' equity	$15,479	$14,925

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Net earned premiums	$219	$136	$361	$268
Net investment income	98	96	199	199
Net realized investment gains (losses)	(9)	(8)	7	(6)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	8	15	29	34
Net unrealized gains (losses)	82	88	185	(142)
Net change in fair value of credit derivatives	90	103	214	(108)
Fair value gains (losses) on committed capital securities	23	(6)	25	(15)
Fair value gains (losses) on FG VIEs	5	25	(2)	182
Bargain purchase gain and settlement of pre-existing relationship	214	—	214	—
Other income (loss)	55	7	46	28
Total revenues	695	353	1,064	548

Expenses:
Loss and loss adjustment expenses	188	57	206	98
Amortization of deferred acquisition costs	6	3	10	8
Interest expense	26	20	51	40
Other operating expenses	66	55	122	115
Total expenses	286	135	389	261

Income (loss) before income taxes	409	218	675	287
Provision (benefit) for income taxes	112	59	177	86
Net income (loss)	$297	$159	$498	$201

Earnings per share:
Basic	$1.97	$0.89	$3.25	$1.12
Diluted	$1.96	$0.89	$3.23	$1.11

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Three Months Ended				Three Months Ended
	June 30, 2015				June 30, 2014
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$219	$(5)	(1)	$224	$136	$(5)	(1)	$141
Net investment income	98	(1)	(1)	99	96	(1)	(1)	97
Net realized investment gains (losses)	(9)	(9)	(2)	0	(8)	(8)	(2)	0
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	8	8		—	15	15		—
Net unrealized gains (losses)	82	82		—	88	88		—
Credit derivative revenues		(35)		35	—	(21)		21
Net change in fair value of credit derivatives	90	55	(3)	35	103	82	(3)	21
Fair value gains (losses) on committed capital securities	23	23	(4)	—	(6)	(6)	(4)	—
Fair value gains (losses) on FG VIEs	5	5	(1)	—	25	25	(1)	—
Bargain purchase gain and settlement of pre-existing relationship	214	(35)	(1)(3)	249	—	—		—
Other income (loss)	55	13	(1)(5)	42	7	6	(1)(5)	1
Total revenues	695	46		649	353	93		260

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	188	(1)	(1)	189	57	(7)	(1)	64
Credit derivatives	—	9	(3)	(9)	—	18	(3)	(18)
Amortization of deferred acquisition costs	6	0		6	3	—		3
Interest expense	26	—		26	20	—		20
Other operating expenses	66	1		65	55	—		55
Total expenses	286	9		277	135	11		124

Income (loss) before income taxes	409	37		372	218	82		136
Provision (benefit) for income taxes	112	18	(6)	94	59	24	(6)	35
Net income (loss)	$297	$19		$278	$159	$58		$101

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(dollars in millions)

	Six Months Ended				Six Months Ended
	June 30, 2015				June 30, 2014
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$361	$(10)	(1)	$371	$268	$(22)	(1)	$290
Net investment income	199	(2)	(1)	201	199	3	(1)	196
Net realized investment gains (losses)	7	7	(2)	—	(6)	(8)	(2)	2
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	29	29		—	34	34		—
Net unrealized gains (losses)	185	185		—	(142)	(142)		—
Credit derivative revenues	—	(59)		59	—	(41)		41
Net change in fair value of credit derivatives	214	155	(3)	59	(108)	(149)	(3)	41
Fair value gains (losses) on committed capital securities	25	25	(4)	—	(15)	(15)	(4)	—
Fair value gains (losses) on FG VIEs	(2)	(2)	(1)	—	182	182	(1)	—
Bargain purchase gain and settlement of pre-existing relationship	214	(35)	(1)(3)	249	—	—		—
Other income (loss)	46	—	(1)(5)	46	28	—	(1)(5)	28
Total revenues	1,064	138		926	548	(9)		557

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	206	(7)	(1)	213	98	(6)	(1)	104
Credit derivatives	—	21	(3)	(21)	—	26	(3)	(26)
Amortization of deferred acquisition costs	10	0		10	8	—		8
Interest expense	51	—		51	40	—		40
Other operating expenses	122	1		121	115	—		115
Total expenses	389	15		374	261	20		241

Income (loss) before income taxes	675	123		552	287	(29)		316
Provision (benefit) for income taxes	177	43	(6)	134	86	3	(6)	83
Net income (loss)	$498	$80		$418	$201	$(32)		$233

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	June 30, 2015		December 31, 2014
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$5,806	$39.16	$5,758	$36.37
Less after-tax adjustments:
Effect of consolidating FG VIEs	(40)	(0.27)	(44)	(0.28)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(447)	(3.02)	(527)	(3.33)
Fair value gains (losses) on committed capital securities	39	0.26	23	0.14
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	243	1.64	373	2.36
Operating shareholders' equity	6,011	40.55	5,933	37.48
After-tax adjustments:
Less: Deferred acquisition costs	150	1.01	156	0.99
Plus: Net present value of estimated net future credit derivative revenue	155	1.04	109	0.69
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,685	18.11	2,609	16.48
Adjusted book value	$8,701	$58.69	$8,495	$53.66

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of June 30, 2015
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (10)	Eliminations(4)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,181	$1,393	$642	$1,010	$(897)	$4,329
Contingency reserve(1)	1,548	1,008	321	—	(321)	2,556
Qualified statutory capital	3,729	2,401	963	1,010	(1,218)	6,885
Unearned premium reserve(1)	1,670	744	521	836	(521)	3,250
Loss and LAE reserves (1) (2)	520	116	—	323	—	959
Total policyholders' surplus and reserves	5,919	3,261	1,484	2,169	(1,739)	11,094
Present value of installment premium(1)	290	246	3	166	(3)	702
Committed Capital Securities	200	200	—	—	—	400
Excess of loss reinsurance facility (3)	450	450	450	—	(900)	450
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,859	4,157	1,937	2,335	(2,642)	12,646
Adjustment for MAC (5)	942	545	—	—	(1,487)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,917	$3,612	$1,937	$2,335	$(1,155)	$12,646

Statutory net par outstanding (6)	$140,951	$54,382	$70,922	$94,953	$(1,993)	$359,215
Equity method adjustment (7)	43,050	27,872	—	—	(70,922)	—
Adjusted statutory net par outstanding (1)	$184,001	$82,254	$70,922	$94,953	$(72,915)	$359,215

Net debt service outstanding (6)	$218,848	$80,458	$105,416	$149,739	$(3,891)	$550,570
Equity method adjustment (7)	63,988	41,429	—	—	(105,417)	—
Adjusted net debt service outstanding (1)	$282,836	$121,887	$105,416	$149,739	$(109,308)	$550,570
Ratios:
Adjusted net par outstanding to qualified statutory capital	49:1	34:1	74:1	94:1		52:1
Capital ratio (8)	76:1	51:1	109:1	148:1		80:1
Financial resources ratio (9)	41:1	29:1	54:1	64:1		44:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective U.K. insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)	Reserves are reduced by approximately $0.2 billion for benefit related to representation and warranty recoverables.

3)
Represents an aggregate $450 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2014. The facility terminates on January 1, 2016, unless AGC, AGM and MAC choose to extend it.

4)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and between AGM and MAC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

5)	Represents adjustment for AGM's and AGC's interest and indirect ownership of MAC's total policyholders' surplus, unearned premium reserve, and loss reserves and present value of installment premium.

6)
Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

7)	Equity method adjustment is an adjustment made to reflect AGM's and AGC's net exposure to MAC, as determined by their indirect equity ownership.

8)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

9)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

10)	Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
New business production analysis:
PVP:
Public finance - U.S.	$25	$16	$38	$39
Public finance - non-U.S.	—	—	—	7
Structured finance - U.S.	1	6	19	7
Structured finance - non-U.S.	—	5	5	5
Total PVP	$26	27	$62	$58

Reconciliation of PVP to gross written premiums (GWP):

Total PVP	$26	$27	$62	$58
Less: PVP of non-financial guaranty insurance	—	—	6	—
PVP of financial guaranty insurance	26	27	56	58
Less: Financial guaranty installment premium PVP	1	11	18	21
Total: Financial guaranty upfront GWP	25	16	38	37
Plus: Installment GWP and other GAAP adjustments (1)	(3)	1	16	10
Total GWP	$22	17	54	47

Gross par written:
Public finance - U.S.	$5,581	$2,453	$8,022	$4,190
Public finance - non-U.S.	—	—	—	128
Structured finance - U.S.	—	5	261	9
Structured finance - non-U.S.	—	200	6	200
Total	$5,581	$2,658	$8,289	$4,527

1)
Includes present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Six Months Ended
	June 30, 2015		June 30, 2015
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$3,613	A	$4,944	A
Tax backed	1,011	A-	1,580	A-
Municipal utilities	534	A-	821	A-
Transportation	227	BBB	385	BBB
Higher education	196	A	292	A
Total U.S. public finance	5,581	A-	8,022	A-
Non-U.S. public finance:
Total non-U.S. public finance	—	—	—	—
Total public finance	$5,581	A-	$8,022	A-

U.S. structured finance:
Insurance securitization	$—	—	$250	AA
Other structure finance	—	—	11	A
Total U.S. structured finance	—	—	261	AA
Non-U.S. structured finance:
Other structured finance	—	—	6	AA-
Total non-U.S. structured finance	—	—	6	AA-
Total structured finance	$—	—	$267	AA

Total gross par written	$5,581	A-	$8,289	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

							Six Months
	1Q-14	2Q-14	3Q-14	4Q-14	1Q-15	2Q-15	2014	2015
PVP:
Public finance - U.S.	$23	$16	$51	$38	$13	$25	$39	$38
Public finance - non-U.S.	7	—	—	—	—	—	7	—
Structured finance - U.S.	1	6	1	16	18	1	7	19
Structured finance - non-U.S.	—	5	4	—	5	—	5	5
Total PVP	$31	$27	$56	$54	$36	$26	$58	$62

Reconciliation of PVP to GWP:

Total PVP	$31	$27	$56	$54	$36	$26	$58	$62
Less: PVP of non-financial guaranty insurance	—	—	—	—	6	—	—	6
PVP of financial guaranty insurance	31	27	56	54	30	26	58	56
Less: Financial guaranty installment premium PVP	10	11	4	17	17	1	21	18
Total: Financial guaranty upfront GWP	21	16	52	37	13	25	37	38
Plus: Installment GWP and other GAAP adjustments	9	1	(5)	(27)	19	(3)	10	16
Total GWP	$30	$17	$47	$10	$32	$22	$47	$54

Gross par written:
Public finance - U.S.	$1,737	$2,453	$4,018	$4,067	$2,441	$5,581	$4,190	$8,022
Public finance - non-U.S.	128	—	—	—	—	—	128	—
Structured finance - U.S.	4	5	9	400	261	—	9	261
Structured finance - non-U.S.	—	200	150	—	6	—	200	6
Total	$1,869	$2,658	$4,177	$4,467	$2,708	$5,581	$4,527	$8,289

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of June 30, 2015
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions	$5,012	3.87%	3.59%	$5,204	$194
Insured obligations of state and political subdivisions (2)(4)	724	4.69%	4.39%	782	34
U.S. Treasury securities and obligations of U.S. government agencies	294	1.84%	1.30%	303	5
Agency obligations	165	4.33%	3.58%	183	7
Corporate securities	1,415	3.69%	2.91%	1,442	52
Mortgage-backed securities (MBS) (3):
Residential MBS (RMBS) (4)	1,584	4.49%	3.32%	1,600	71
Commercial MBS (CMBS)	588	3.56%	2.92%	601	21
Asset-backed securities	416	3.26%	2.26%	431	14
Foreign government securities	302	2.44%	1.59%	307	8
Total fixed maturity securities	10,500	3.86%	3.30%	10,853	406
Short-term investments	828	0.03%	0.02%	828	0
Cash (5)	75	—%	—%	75	—
Total	$11,403	3.58%	3.06%	$11,756	$406

Less: FG VIEs	265	4.71%	3.06%	265	13

Total	$11,138	3.55%	3.06%	$11,491	$393

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$303	2.8%
Agency obligations	183	1.7%
AAA/Aaa	1,338	12.3%
AA/Aa	5,784	53.3%
A/A	2,422	22.3%
BBB	45	0.4%
Below investment grade (BIG) (7)	749	6.9%
Not rated	29	0.3%
Total fixed maturity securities, available-for-sale	10,853	100.0%

Less: FG VIEs	271

Total fixed maturity securities, available-for-sale	$10,582

Duration of fixed maturity securities and short-term investments (in years):		5.2

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services (S&P) or Moody's Investors Service, Inc. (Moody's), average A+. Includes fair value of $214 million insured by AGC and AGM.

3)	Includes fair value of $306 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or other risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,511 million in par with carrying value of $737 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2015 (as of June 30)		$584,429
2015 Q3	$16,780	567,649	$108	$5	$113	$31	$144
2015 Q4	13,125	554,524	105	5	110	31	141
2016	50,201	504,323	400	19	419	118	537
2017	50,248	454,075	349	18	367	30	397
2018	32,920	421,155	314	17	331	14	345
2019	29,497	391,658	285	15	300	13	313

2015-2019	192,771	391,658	1,561	79	1,640	237	1,877
2020-2024	130,553	261,105	1,108	60	1,168	55	1,223
2025-2029	103,574	157,531	704	37	741	38	779
2030-2034	73,840	83,691	425	21	446	32	478
After 2034	83,691	—	350	15	365	22	387
Total	$584,429		$4,148	$212	$4,360	$384	$4,744

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of June 30, 2015. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 14 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	Includes $130 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2015 (as of June 30)						$45,883
2015 Q3	$1,385	$402	$103	$579	$2,469	43,414
2015 Q4	1,017	365	6	635	2,023	41,391
2016	5,747	1,357	140	1,198	8,442	32,949
2017	10,704	1,199	56	1,161	13,120	19,829
2018	1,093	1,011	(22)	698	2,780	17,049
2019	568	1,016	9	671	2,264	14,785

2015-2019	20,514	5,350	292	4,942	31,098	14,785
2020-2024	687	2,317	140	2,609	5,753	9,032
2025-2029	480	669	524	1,210	2,883	6,149
2030-2034	741	156	792	759	2,448	3,701
After 2034	1,672	436	266	1,327	3,701	—
Total structured finance	$24,094	$8,928	$2,014	$10,847	$45,883

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2015 (as of June 30)		$344,501
2015 Q3	$10,175	334,326
2015 Q4	6,894	327,432
2016	25,897	301,535
2017	22,638	278,897
2018	16,680	262,217
2019	14,551	247,666

2015-2019	96,835	247,666
2020-2024	71,904	175,762
2025-2029	64,830	110,932
2030-2034	49,751	61,181
After 2034	61,181	—
Total public finance	$344,501

Net par outstanding (end of period)

	1Q-14	2Q-14	3Q-14	4Q-14	1Q-15	2Q-15
Public finance - U.S.	$346,428	$338,956	$329,225	$322,123	$313,444	$312,182
Public finance - non-U.S.	34,826	35,408	33,487	31,359	29,619	32,319
Structured finance - U.S.	55,393	51,442	44,874	41,171	38,430	38,906
Structured finance - non-U.S.	12,978	11,770	10,429	9,076	7,606	6,977
Net par outstanding	449,625	437,576	418,015	403,729	389,099	390,384

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Net Expected Loss to be Expensed
As of June 30, 2015
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2015 Q3	$15	$12
2015 Q4	16	12
2016	129	40
2017	46	33
2018	38	30
2019	35	29

2015-2019	279	156
2020-2024	124	106
2025-2029	86	77
2030-2034	64	55
After 2034	34	27
Total expected PV of net expected loss to be expensed	587	421
Discount	531	494
Total expected future loss and LAE	$1,118	$915

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 3.37% for U.S. dollar denominated obligations.

2)	Net expected loss to be expensed for GAAP reported income is different than operating income, a non-GAAP financial measure, by the amount related to consolidated FG VIEs and credit derivatives.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	June 30, 2015		December 31, 2014
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$135,967	A	$140,276	A
Tax backed	60,982	A	62,525	A
Municipal utilities	49,567	A	52,090	A
Transportation	26,070	A	27,823	A
Healthcare	15,886	A	14,848	A
Higher education	12,673	A	13,099	A
Infrastructure finance	4,312	BBB	4,181	BBB
Housing	2,373	A	2,779	A+
Investor-owned utilities	951	A-	944	A-
Other public finance	3,401	A	3,558	A
Total U.S. public finance	312,182	A	322,123	A
Non-U.S. public finance:
Infrastructure finance	13,111	BBB	12,808	BBB
Regulated utilities	11,651	BBB+	10,914	BBB+
Pooled infrastructure	2,368	AA	2,420	AA
Other public finance	5,189	A	5,217	A
Total non-U.S. public finance	32,319	BBB+	31,359	BBB+
Total public finance	$344,501	A	$353,482	A

U.S. structured finance:
Pooled corporate obligations	$19,456	AA+	$20,646	AAA
RMBS	8,928	BBB-	9,417	BBB-
Insurance securitizations	3,383	A-	3,433	A-
Consumer receivables	2,129	A-	2,099	BBB+
Financial products	2,014	AA-	2,276	AA-
CMBS and other commercial real estate related exposures	1,749	AA	1,957	AAA
Commercial receivables	488	BBB+	560	BBB+
Structured credit	71	BBB	69	BB
Other structured finance	688	AA	714	AA
Total U.S. structured finance	38,906	A+	41,171	AA-

Non-U.S. structured finance:
Pooled corporate obligations	4,638	AA	6,604	AA+
Commercial receivables	871	BBB	944	BBB
RMBS	745	A	794	A
Structured credit	7	BBB+	9	BBB+
Other structured finance	716	AA	725	AA
Total non-U.S. structured finance	6,977	AA-	9,076	AA
Total structured finance	$45,883	AA-	$50,247	AA-

Total	$390,384	A	$403,729	A

Please refer to the Glossary for an explanation of the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of June 30, 2015
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$3,280	1.1%	$695	2.1%	$17,619	45.3%	$3,715	53.2%	$25,309	6.5%
AA	80,550	25.8	2,735	8.5	8,628	22.2	395	5.7	92,308	23.6
A	171,633	55.0	7,627	23.6	2,684	6.9	378	5.4	182,322	46.7
BBB	46,822	15.0	19,651	60.8	1,797	4.6	1,771	25.4	70,041	17.9
BIG	9,897	3.1	1,611	5.0	8,178	21.0	718	10.3	20,404	5.3
Net Par Outstanding (1)	$312,182	100.0%	$32,319	100.0%	$38,906	100.0%	$6,977	100.0%	$390,384	100.0%

1)
Excludes $1.2 billion of loss mitigation securities insured and held by the Company as of June 30, 2015, which are primarily in the BIG category. The June 30, 2015 amounts include 13.1 billion of net par acquired from Radian Asset.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of June 30, 2015
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$50,588	13.0%
Pennsylvania	25,902	6.6
Texas	24,946	6.4
New York	24,329	6.2
Illinois	22,578	5.8
Florida	18,639	4.8
New Jersey	14,211	3.6
Michigan	11,510	2.9
Ohio	7,498	1.9
Georgia	7,281	1.9
Other states and U.S. territories	104,700	26.8
Total public finance	312,182	79.9
U.S. structured finance:	38,906	10.0
Total U.S.	351,088	89.9

Non-U.S.:
United Kingdom	20,312	5.2
Australia	4,302	1.1
Canada	3,384	0.9
France	2,540	0.7
Italy	1,385	0.4
Other	7,373	1.8
Total non-U.S.	39,296	10.1

Total net par outstanding	$390,384	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of June 30, 2015
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries

	Hungary	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Non-infrastructure public finance	$—	$813	$90	$257	$1,160
Infrastructure finance	291	11	11	126	439
Total sovereign and sub-sovereign exposure	291	824	101	383	1,599
Non-sovereign exposure:
Regulated utilities	—	226	—	—	226
RMBS and other structured finance	175	256	—	13	444
Total non-sovereign exposure	175	482	—	13	670
Total	$466	$1,306	$101	$396	$2,269

Total BIG	$397	$—	$101	$396	$894

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, primarily Euros. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of June 30, 2015
(dollars in millions)

Gross Par and Gross Debt Service Outstanding of Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Previously Subject to the Voided Puerto Rico Public Corporation Debt Enforcement and Recovery Act (the "Recovery Act") (1)	$3,135	$2,705	$5,408	$4,736
Not Previously Subject to the Voided Recovery Act	3,087	2,725	4,852	4,376
Total	$6,222	$5,430	$10,260	$9,112
1) On February 6, 2015, the U.S. District Court for the District of Puerto Rico ruled that the Recovery Act is preempted by the Federal Bankruptcy Code and is therefore void, and on July 6, 2015, the U.S. Court of Appeals for the First Circuit upheld that ruling.

Net Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM Consolidated	AGC Consolidated	AG Re Consolidated	Eliminations (1)	Total Net Par Outstanding (2)(3)(4)	Gross Par Outstanding	Internal Rating
Exposures Previously Subject to the Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$303	$482	$229	$(80)	$934	$961	CCC-
Puerto Rico Electric Power Authority	488	74	256	—	818	1,015	CC
Puerto Rico Aqueduct and Sewer Authority	—	307	96	—	403	403	CCC
Puerto Rico Highways and Transportation Authority (Highway revenue)	221	103	52	—	376	582	CCC
Puerto Rico Convention Center District Authority	—	87	87	—	174	174	CCC-
Total	1,012	1,053	720	(80)	2,705	3,135

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	754	484	506	—	1,744	1,889	CCC
Puerto Rico Municipal Finance Agency	237	75	132	—	444	656	CCC-
Puerto Rico Sales Tax Financing Corporation	261	—	8	—	269	269	CCC+
Puerto Rico Public Buildings Authority	18	157	41	—	216	221	CCC
Government Development Bank for Puerto Rico	—	33	—	—	33	33	CCC
Puerto Rico Infrastructure Financing Authority	—	10	8	—	18	18	CCC-
University of Puerto Rico	—	1	—	—	1	1	CCC-
Total	1,270	760	695	—	2,725	3,087
Total net exposure to Puerto Rico	$2,282	$1,813	$1,415	$(80)	$5,430	$6,222

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

2)	Reported figures reflect the impact of the Radian Asset acquisition, which increased net par by $422 million; and a commutation of previously ceded Puerto Rico exposures.

3)
In July 2015, various Puerto Rico issuers made scheduled principal payments, reducing Assured Guaranty’s aggregate net par exposure by $293 million. Of that amount, $124 million related to Commonwealth General Obligation bonds and $75 million related to Puerto Rico Electric Power Authority revenue bonds.

4)
Includes exposure to Capital Appreciation Bonds with a current aggregate net par outstanding of $36 million and a fully accreted net par at maturity of $72 million. Of these amounts, current net par of $17 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $14 million and fully accreted net par at maturity of $15 million relate to the Puerto Rico Highway and Transportation Authority, and current net par of $4 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of June 30, 2015
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	Scheduled Net Par Amortization (1)(2)(3)
	2015 (3Q)	2015 (4Q)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025 -2029	2030 -2034	2035 -2039	2040 -2044	2045 -2047	Total

Exposures Previously Subject to the Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$25	$0	$32	$36	$42	$28	$23	$18	$19	$21	$1	$148	$166	$293	$82	$—	$934
Puerto Rico Electric Power Authority	75	0	20	5	4	25	42	22	22	81	78	319	121	4	—	—	818
Puerto Rico Aqueduct and Sewer Authority	14	—	15	—	—	—	—	—	—	—	2	109	—	2	15	246	403
Puerto Rico Highways and Transportation Authority (Highway revenue)	6	—	20	10	10	21	22	26	6	8	8	24	142	73	—	—	376
Puerto Rico Convention Center District Authority	11	—	11	—	—	—	—	—	—	—	—	19	76	57	—	—	174
Total	131	0	98	51	56	74	87	66	47	110	89	619	505	429	97	246	2,705

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	124	0	142	95	75	82	137	16	37	15	73	286	397	265	—	—	1,744
Puerto Rico Municipal Finance Agency	57	—	55	47	47	44	37	33	33	16	12	59	4	—	—	—	444
Puerto Rico Sales Tax Financing Corporation	(1)	0	(1)	(1)	(1)	(1)	(1)	(2)	(2)	1	0	(10)	34	(1)	255	—	269
Puerto Rico Public Buildings Authority	27	—	8	30	—	5	10	13	0	7	0	60	39	17	—	—	216
Government Development Bank for Puerto Rico	—	33	—	—	—	—	—	—	—	—	—	—	—	—	—	—	33
Puerto Rico Infrastructure Financing Authority	—	—	—	—	2	—	—	—	—	2	—	—	—	2	12	—	18
University of Puerto Rico	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	207	33	204	171	123	130	183	60	68	41	85	395	475	283	267	—	2,725
Total net par for Puerto Rico	$338	$33	$302	$222	$179	$204	$270	$126	$115	$151	$174	$1,014	$980	$712	$364	$246	$5,430

1)	Reported figures reflect the impact of the Radian Asset acquisition, which increased net par by $422 million; and a commutation of previously ceded Puerto Rico exposures.

2)
In July 2015, various Puerto Rico issuers made scheduled principal payments, reducing Assured Guaranty’s aggregate net par exposure by $293 million. Of that amount, $124 million related to Commonwealth General Obligation bonds and $75 million related to Puerto Rico Electric Power Authority revenue bonds.

3)
Includes exposure to Capital Appreciation Bonds with a current aggregate net par outstanding of $36 million and a fully accreted net par at maturity of $72 million. Of these amounts, current net par of $17 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $14 million and fully accreted net par at maturity of $15 million relate to the Puerto Rico Highway and Transportation Authority, and current net par of $4 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of June 30, 2015
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	Scheduled Net Debt Service Amortization (1)(2)(3)
	2015 (3Q)	2015 (4Q)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025 -2029	2030 -2034	2035 -2039	2040 -2044	2045 -2047	Total

Exposures Previously Subject to the Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$49	$—	$80	$82	$86	$69	$63	$57	$57	$58	$37	$314	$294	$354	$89	$—	$1,689
Puerto Rico Electric Power Authority	92	2	55	38	37	58	74	52	50	109	102	389	136	5	—	—	1,199
Puerto Rico Aqueduct and Sewer Authority	25	—	35	19	19	19	19	19	19	19	21	191	68	70	82	272	897
Puerto Rico Highways and Transportation Authority (Highway revenue)	17	—	40	29	29	39	39	42	20	21	20	86	186	78	—	—	646
Puerto Rico Convention Center District Authority	15	—	19	7	7	7	7	7	7	7	7	52	103	60	—	—	305
Total	198	2	229	175	178	192	202	177	153	214	187	1,032	787	567	171	272	4,736

Exposures Not Previously Subject to the Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	168	1	226	172	146	150	201	73	93	69	127	506	547	295	—	—	2,774
Puerto Rico Municipal Finance Agency	68	—	74	64	62	56	47	40	39	21	16	68	4	—	—	—	559
Puerto Rico Sales Tax Financing Corporation	6	—	13	13	13	13	13	13	13	16	15	64	107	64	283	—	646
Puerto Rico Public Buildings Authority	33	—	18	39	8	12	18	20	6	14	6	82	50	18	—	—	324
Government Development Bank for Puerto Rico	1	34	—	—	—	—	—	—	—	—	—	—	—	—	—	—	35
Puerto Rico Infrastructure Financing Authority	0	—	1	1	3	1	1	1	1	3	1	3	3	5	13	—	37
University of Puerto Rico	0	0	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	276	35	332	289	232	232	280	147	152	123	165	723	712	382	296	—	4,376
Total net debt service for Puerto Rico	$474	$37	$561	$464	$410	$424	$482	$324	$305	$337	$352	$1,755	$1,499	$949	$467	$272	$9,112

1)	Reported figures reflect the impact of the Radian Asset acquisition, which increased net debt service outstanding by $670 million; and a commutation of previously ceded Puerto Rico exposures.

2)
In July 2015, various Puerto Rico issuers made scheduled debt service payments, reducing Assured Guaranty’s aggregate net debt service exposure by $409 million. Of that amount, $166 million related to Commonwealth General Obligation bonds and $92 million related to Puerto Rico Electric Power Authority revenue bonds.

3)
Includes exposure to Capital Appreciation Bonds with a current aggregate net par outstanding of $36 million and a fully accreted net par at maturity of $72 million. Of these amounts, current net par of $17 million and fully accreted net par at maturity of $50 million relate to the Puerto Rico Sales Tax Financing Corporation, current net par of $14 million and fully accreted net par at maturity of $15 million relate to the Puerto Rico Highway and Transportation Authority, and current net par of $4 million and fully accreted net par at maturity of $5 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of June 30, 2015
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$16,998	71.1%	25.9%	29.4%
AA	2,781	11.6	43.7	46.1
A	1,138	4.8	47.6	48.0
BBB	1,323	5.5	41.5	35.9
BIG	1,682	7.0	35.8	20.3
Total exposures	$23,922	100.0%	30.3%	32.1%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$10,130	42.3%	30.5%	37.7%	AAA
Synthetic investment grade pooled corporates	7,118	29.8	21.7	19.3	AAA
Market value CDOs of corporates	1,113	4.7	17.0	15.1	AAA
Trust preferred
Banks and insurance	2,981	12.5	45.6	44.7	A
U.S. mortgage and real estate investment trusts	1,306	5.5	49.0	43.1	BBB-
European mortgage and real estate investment trusts	563	2.3	36.5	32.6	BBB-
Other pooled corporates	711	2.9	—	—	BBB
Total exposures	$23,922	100.0%	30.3%	32.1%	AA+

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
U.S. RMBS Profile
As of June 30, 2015
(dollars in millions)

Distribution of Consolidated U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$10	$—	$0	$294	$47	$1,409	$1,760
AA	108	77	51	341	108	805	1,491
A	6	0	—	—	18	39	64
BBB	38	—	57	13	4	109	221
BIG	336	131	1,459	1,750	160	1,557	5,393
Total exposures	$498	$208	$1,567	$2,397	$338	$3,919	$8,928

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$64	$0	$132	$62	$19	$1,122	$1,400
2005	143	—	396	491	39	189	1,258
2006	92	52	459	275	43	842	1,762
2007	199	156	581	1,189	201	1,697	4,023
2008	—	—	—	379	36	70	485
Total exposures	$498	$208	$1,567	$2,397	$338	$3,919	$8,928

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of June 30, 2015
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$1,153	58.5%	46.8%	5.3%	7.6%	117
AA	—	—	—	—	—	—
A	—	—	—	—	—	—
BBB	—	—	—	—	—	—
BIG	—	—	—	—	—	—
Total exposures	$1,153	58.5%	46.8%	5.3%	7.6%	$117

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$162	53.4%	62.2%
CDOs of CMBS	430	7.0%	7.0%
Total Exposure	$592	19.7%	22.1%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

Please refer to the Glossary for a description of net par outstanding, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding
	June 30, 2015	December 31, 2014
U.S. public finance:
General obligation	$3,371	$2,537
Tax backed	2,664	2,033
Infrastructure finance	1,673	1,795
Municipal utilities	1,343	1,236
Healthcare	376	57
Higher education	268	14
Transportation	86	75
Housing	19	2
Other public finance	97	101
Total U.S. public finance	9,897	7,850
Non-U.S. public finance:
Infrastructure finance	1,264	1,074
Other public finance	347	330
Total non-U.S. public finance	1,611	1,404
Total public finance	$11,508	$9,254

U.S. structured finance:
RMBS	$5,393	$5,643
Pooled corporate obligations	1,233	1,333
Insurance securitizations	598	598
CMBS	430	—
Consumer receivables	320	356
Commercial receivables	87	94
Structured credit	8	69
Other structured finance	109	93
Total U.S. structured finance	8,178	8,186
Non-U.S. structured finance:
Pooled corporate obligations	543	623
RMBS	106	112
Commercial receivables	69	72
Total non-U.S. structured finance	718	807
Total structured finance	$8,896	$8,993
Total BIG net par outstanding	$20,404	$18,247

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
	June 30, 2015	December 31, 2014
Category 1
U.S. public finance	$7,622	$6,577
Non-U.S. public finance	952	1,402
U.S. structured finance	3,475	3,124
Non-U.S. structured finance	673	762
Total Category 1	12,722	11,865
Category 2
U.S. public finance	2,132	1,156
Non-U.S. public finance	659	2
U.S. structured finance	1,276	1,486
Non-U.S. structured finance	45	45
Total Category 2	4,112	2,689
Category 3
U.S. public finance	143	117
Non-U.S. public finance	—	—
U.S. structured finance	3,427	3,576
Non-U.S. structured finance	—	—
Total Category 3	3,570	3,693
BIG Total	$20,404	$18,247

1)
Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of June 30, 2015
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	$2,011	CCC
Puerto Rico Highway and Transportation Authority	1,310	CCC-
Skyway Concession Company LLC	1,269	BB
Puerto Rico Electric Power Authority	818	CC
Puerto Rico Municipal Finance Agency	444	CCC-
Puerto Rico Aqueduct & Sewer Authority	403	CCC
Louisville Arena Authority Inc.	337	BB
Puerto Rico Sales Tax Financing Corporation	269	CCC+
Lackawanna County, Pennsylvania	177	BB-
Puerto Rico Convention Center District Authority	174	CCC-
Woonsocket (City of), Rhode Island	143	BB
Stockton City, California	117	D
Wayne County, Michigan	101	BB-
Ebert Metropolitan District, CO Limited Tax General Obligation Bonds	87	B+
City of Atlantic City, Atlantic County, New Jersey General Obligation Bonds	87	BB
Orlando Tourist Development Tax - Florida	85	B
Xenia Rural Water District, Iowa	77	B
Knox Hills, LLC (Certificates of Participation; Fort Knox Military Housing Privatization Project, Class 1-A and Class 1-B)	65	B
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	60	BB
Emerson Hospital, Massachusetts	58	BB+
Robert Wood Johnson Health Care Corp at Hamilton	54	B+
Southlands Metropolitan District No. 1, Colorado	54	BB
Pacific Lutheran University, Washington	53	BB+
University of the Arts, Pennsylvania Pennsylvania Higher Educational Facilities Authority	53	BB
Stockton Public Financing Authority, California	50	B+
Total	$8,356

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$657	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	291	BB-
Valencia Fair	248	BB-
Autovia de la Mancha, S.A.	120	BB-
CountyRoute (A130) plc	119	BB-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	B+
Alte Liebe I Limited (Wind Farm)	54	BB
Total	$1,545
Total	$9,901

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of June 30, 2015
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$288	CCC	0.0%	21.0%
Deutsche Alt-A Securities Mortgage Loan 2007-2	268	BB	0.0%	22.6%
MABS 2007-NCW	250	CCC	4.2%	44.1%
Countrywide HELOC 2006-I	248	BB	0.0%	2.5%
Private Residential Mortgage Transaction	211	CCC	11.5%	22.3%
Nomura Asset Accept. Corp. 2007-1	201	CCC	0.0%	31.2%
MortgageIT Securities Corp. Mortgage Loan 2007-2	199	BB	0.0%	16.0%
Soundview 2007-WMC1	172	CCC	—%	47.1%
Countrywide Home Equity Loan Trust 2007-D	153	B	0.0%	2.8%
Countrywide HELOC 2005-D	148	B	0.0%	3.6%
Countrywide Home Equity Loan Trust 2005-J	143	BB	0.0%	3.3%
New Century 2005-A	136	CCC	9.2%	24.0%
Countrywide HELOC 2006-F	134	BB	0.0%	4.7%
Private Residential Mortgage Transaction	124	CCC	5.8%	22.2%
Countrywide HELOC 2007-A	119	BB	0.0%	2.6%
Countrywide HELOC 2007-B	118	BB	0.0%	2.7%
Deutsche Alt-A Securities Mortgage Loan 2007-2	118	BB	0.0%	22.6%
CSAB 2006-3	104	CCC	0.0%	41.4%
GMACM 2004-HE3	100	CCC	0.0%	5.2%
IndyMac 2007-H1 HELOC	98	BB	0.0%	2.4%
Soundview Home Loan Trust 2008-1	70	CCC	7.9%	25.2%
Deutsche Alt-A Securities Mortgage Loan 2007-2	65	BB	0.0%	22.6%
Countrywide HELOC 2005-C	65	CCC	0.0%	7.0%
IMPAC CMB Trust Series 2007-A Class M-1	59	BB	9.7%	17.6%
MASTR Asset-Backed Securities Trust 2005-NC2	54	CCC	—%	20.5%
CSAB 2006-2	53	CCC	0.0%	37.5%
Terwin Mortgage Trust 2005-16HE	52	CCC	—%	20.1%
Total RMBS	$3,750

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of June 30, 2015
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Non-RMBS:
Aphex Capital NSCR 2006-2 LTD	$430	BB	7.0%
Orkney Re II, Plc	423	CCC	N/A
Zohar II 2005-1 Limited CDO	368	B-	12.6%
Taberna Preferred Funding III, Ltd.	220	B	29.0%
ALESCO Preferred Funding XVI, Ltd.	215	BB	18.6%
Ballantyne Re Plc	175	CC	N/A
Taberna Preferred Funding II, Ltd.	172	CCC	28.6%
US Capital Funding IV, LTD	134	CCC	15.0%
Taberna Preferred Funding VI, Ltd.	125	BB-	24.7%
NRG Peaker[1]	100	BB	N/A
National Collegiate Trust Series 2006-2	68	CCC	N/A
National Collegiate Trust Series 2007-4	57	CCC	N/A
Conseco Finance Manufactured Housing Series 2001-2	53	CCC	15.4%
Subtotal non-RMBS	$2,540
Subtotal U.S. structured finance	$6,290

Non-U.S. structured finance:
Gleneagles Funding Ltd.	$231	BB	N/A
Private Pooled Corporate Transaction	88	BB	N/A
Private Pooled Corporate Transaction	64	BB	N/A
Babcock & Brown Air Funding I Ltd. Series 2007-1	63	BB	N/A
FHB 8.95% 2016	57	BB-	N/A
Subtotal Non-U.S. structured finance	$503
Total	$6,793

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and therefore are included in the investment portfolio. Net par shown is net of $36 million of ceded par. The Company holds 100% of the bonds referenced in this transaction and reports them in the investment portfolio.

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of June 30, 2015
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit names:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$4,818	A-
California (State of)	3,004	A
New York (City of) New York	2,363	AA-
Illinois (State of)	2,148	A-
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	2,011	CCC
Chicago (City of) Illinois	1,971	BBB+
New York (State of)	1,934	A+
Massachusetts (Commonwealth of)	1,838	AA
Miami-Dade County Florida Aviation Authority - Miami International Airport	1,815	A
Houston, Texas Water and Sewer Authority	1,749	AA-
Los Angeles, California Unified School District	1,703	AA-
New York Metropolitan Transportation Authority	1,684	A
Philadelphia (City of) Pennsylvania	1,608	BBB+
Pennsylvania (Commonwealth of)	1,587	A+
Wisconsin (State of)	1,497	A+
Port Authority of New York and New Jersey	1,471	AA-
Chicago, Illinois Public Schools	1,451	BBB+
Chicago-O'Hare International Airport	1,447	A-
Illinois Toll Highway Authority	1,413	AA
Georgia Board of Regents	1,337	A
Puerto Rico Highway and Transportation Authority	1,310	CCC-
Skyway Concession Company LLC	1,269	BB
Massachusetts (Commonwealth of) Water Resources	1,265	AA
Michigan (State of)	1,262	A+
Miami-Dade County Florida School Board	1,258	A-
Washington (State of)	1,249	AA
Arizona (State of)	1,229	A+
Pennsylvania Turnpike Commission	1,172	A-
Philadelphia School District, Pennsylvania	1,158	A
North Texas Tollway Authority	1,154	A
Long Island Power Authority	1,145	A-
Detroit Michigan Sewer	1,048	BBB
Los Angeles, California Department of Water & Power - Electric Revenue Bonds	1,027	AA-
New York City Municipal Water Finance Authority	946	AA
Garden State Preservation Trust, New Jersey Open Space & Farmland	919	AA
Detroit Michigan Water Supply System	878	BBB
San Diego Unified School District, California	859	AA
Kentucky (Commonwealth of)	859	A+
Orlando-Orange County Expressway Authority, Florida	854	A+
Atlanta Georgia Water & Sewer System	830	A-
District of Columbia	829	AA-
Puerto Rico Electric Power Authority (PREPA)	818	CC
Miami-Dade County, Florida Water & Sewer	810	A+
California State University System Trustee	808	A+
Louisiana (State of) Gas and Fuel Tax	790	AA
Broward County Florida School Board	772	A+
Metro Washington Airport Authority	761	A+
Dade County, Florida	759	A+
Oglethorpe Power Corporation, Georgia	719	BBB+
Nassau County, New York	701	A-
Total top 50 U.S. public finance exposures	$68,307

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of June 30, 2015
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$969	AA	36.0%
Stone Tower Credit Funding	835	AAA	15.1%
Private Other Structured Finance Transaction	800	AA	N/A
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	744	AAA	26.7%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	14.9%
Wachovia Super Senior CDO 2007-1	563	AAA	23.4%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Private US Insurance Securitization	500	AA	N/A
Shenandoah Trust Capital I Term Securities	484	A+	N/A
SLM Private Credit Student Trust 2007-A	450	A-	17.9%
MS SS UK 2007-1	450	AAA	17.7%
BNP 2007-1 10 Year Super Senior CDO	440	AAA	21.2%
Aphex Capital NSCR 2006-2 LTD	430	BB	7.0%
LIICA Holdings, LLC	428	AA	N/A
Orkney Re II, Plc	423	CCC	N/A
Denali CLO VII, LTD.	412	AAA	22.8%
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.2%
Eastland CLO, LTD	388	AAA	46.5%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
Zohar II 2005-1 Limited CDO	368	B-	12.6%
SLM Private Credit Student Loan Trust 2006-C	356	A-	19.1%
Synthetic Investment Grade Pooled Corporate CDO	345	AAA	16.3%
Churchill Financial Cayman	325	AAA	48.7%
Synthetic Investment Grade Pooled Corporate CDO	312	AAA	14.2%
Cent CDO 15 Limited	303	AAA	18.6%
Option One 2007-FXD2	288	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Grayson CLO	281	AAA	36.6%
Cent CDO 12 Limited	278	AAA	25.0%
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	26.9%
Deutsche Alt-A Securities Mortgage Loan 2007-2	268	BB	0.0%
MABS 2007-NCW	250	CCC	4.2%
Bergen, LLC	250	AA	N/A
Countrywide HELOC 2006-I	248	BB	0.0%
ALESCO Preferred Funding XIV	240	A+	41.3%
KKR Financial CLO 2007-1	232	AAA	62.0%
Taberna Preferred Funding IV, Ltd.	227	BBB-	34.2%
Phoenix CLO II	222	AAA	33.6%
Taberna Preferred Funding III, Ltd.	220	B	29.0%
Timberlake Financial, LLC Floating Insured Notes	217	BBB-	N/A
ALESCO Preferred Funding XVI, Ltd.	215	BB	18.6%
Private Residential Mortgage Transaction	211	CCC	11.5%
Kingsland V	207	AAA	31.7%
ALESCO Preferred Funding X LTD	207	AA	52.9%
UBS 2007-1 CDO	204	AAA	10.4%
UBS 2007-2 CDO	204	AAA	9.2%
Nomura Asset Accept. Corp. 2007-1	201	CCC	0.0%
Private Other Structured Finance Transaction	200	AAA	N/A
MortgageIT Securities Corp. Mortgage Loan 2007-2	198	BB	0.0%
Total top 50 U.S. structured finance exposures	$18,656

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of June 30, 2015
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name	Country	Net Par Outstanding	Internal Rating
Quebec Province	Canada	$2,317	A+
Thames Water Utility Finance PLC	United Kingdom	1,580	A-
Channel Link Enterprises Finance PLC	France, United Kingdom	968	BBB
Southern Gas Networks PLC	United Kingdom	939	BBB
Capital Hospitals (Issuer) PLC	United Kingdom	854	BBB-
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	812	BBB+
Southern Water Services Limited	United Kingdom	776	A-
Sydney Airport Finance Company	Australia	726	BBB
International Infrastructure Pool	United Kingdom	717	AA
Reliance Rail Finance Pty. Limited	Australia	657	BB
International Infrastructure Pool	United Kingdom	645	AA
International Infrastructure Pool	United Kingdom	645	AA
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	627	AAA
Campania Region - Healthcare receivable	Italy	590	BBB-
Central Nottinghamshire Hospitals PLC	United Kingdom	554	BBB
Scotland Gas Networks Plc (A2)	United Kingdom	542	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	514	BBB
Envestra Limited	Australia	501	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	490	BBB
Integrated Accomodation Services PLC	United Kingdom	459	BBB+
Yorkshire Water Services Finance Plc	United Kingdom	446	A-
Dali Capital PLC-Northumbrian Water (Swap)	United Kingdom	438	BBB+
A28 Motorway	France	422	BBB-
Octagon Healthcare Funding PLC	United Kingdom	418	BBB
Wessex Water PLC	United Kingdom	386	BBB+
Total top 25 non-U.S. exposures		$18,023

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of June 30, 2015
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC[1]	$2,394
Bank of America, N.A.[2]	1,833
Specialized Loan Servicing, LLC	1,752
Wells Fargo Bank NA	1,498
JPMorgan Chase Bank	347
Select Portfolio Servicing, Inc.	338
Nationstar Mortgage LLC	153
Residential Credit Solutions, Inc.	118
Banco Popular de Puerto Rico	92
Green Tree Servicing LLC	60
Total top 10 U.S. residential mortgage servicer exposures	$8,585

1) Includes Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
Methodist Healthcare	$449	A+	TN
MultiCare Health System	396	AA-	WA
CHRISTUS Health	374	A	TX
Children's National Medical Center	356	A-	DC
Bon Secours Health System Obligated Group	327	A-	MD
Catholic Health Initiatives	325	A-	CO
Carolina HealthCare System	319	AA-	NC
Asante Health System	292	A+	OR
Catholic Health Partners	287	A+	OH
Dignity Health, California	284	A	CA
Total top 10 U.S. healthcare exposures	$3,409

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)
Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended June 30, 2015

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid (Recovered) as of March 31, 2015	Net Expected Loss to be Paid (Recovered) on Radian Asset portfolio as of April 1, 2015	Economic Loss Development During 2Q-15(1)	(Paid) Recovered Losses During 2Q-15	Net Expected Loss to be Paid (Recovered) as of June 30, 2015
Public Finance:
U.S. public finance	$310	$81	$226	$(4)	$613
Non-U.S public finance	42	4	(2)	—	44
Public Finance	352	85	224	(4)	657

U.S. RMBS
First lien:
Prime first lien	3	—	(1)	(1)	1
Alt-A first lien	289	7	(16)	(15)	265
Option ARMs	(16)	0	(3)	1	(18)
Subprime first lien	293	(4)	(6)	(10)	273
Total first lien	569	3	(26)	(25)	521
Second lien:
Closed-end second lien	11	—	(3)	1	9
HELOC	(10)	1	(3)	6	(6)
Total second lien	1	1	(6)	7	3
Total U.S. RMBS	570	4	(32)	(18)	524
Triple-X life insurance transactions	165	—	2	(2)	165
Trust preferred securities (TruPS)	14	—	(4)	—	10
Student loans	62	—	1	(5)	58
Other structured finance	(9)	101	1	3	96
Structured Finance	802	105	(32)	(22)	853
Total	$1,154	$190	$192	$(26)	$1,510

Rollforward of Net Expected Loss and LAE to be Paid for the Six Months Ended June 30, 2015

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid (Recovered) as of December 30, 2014	Net Expected Loss to be Paid (Recovered) on Radian Asset portfolio as of April 1, 2015	Economic Loss Development During 2015(1)	(Paid) Recovered Losses During 2015	Net Expected Loss to be Paid (Recovered) as of June 30, 2015
Public Finance:
U.S. public finance	$303	$81	$235	$(6)	$613
Non-U.S public finance	45	4	(5)	—	44
Public Finance	348	85	230	(6)	657

U.S. RMBS
First lien:
Prime first lien	4	—	(1)	(2)	1
Alt-A first lien	304	7	(21)	(25)	265
Option ARMs	(16)	0	1	(3)	(18)
Subprime first lien	303	(4)	(7)	(19)	273
Total first lien	595	3	(28)	(49)	521
Second lien:
Closed-end second lien	8	—	(2)	3	9
HELOC	(19)	1	2	10	(6)
Total second lien	(11)	1	0	13	3
Total U.S. RMBS	584	4	(28)	(36)	524
Triple-X life insurance transactions	161	—	7	(3)	165
TruPS	23	—	(13)	—	10
Student loans	68	—	(5)	(5)	58
Other structured finance	(15)	101	(2)	12	96
Structured Finance	821	105	(41)	(32)	853
Total	$1,169	$190	$189	$(38)	$1,510

1)    Includes the effect of changes in the Company's estimate of future recovery on representations and warranties (R&W).

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended June 30, 2015

	Future Net R&W Benefit at March 31 , 2015	R&W benefit of Radian Asset as of April 1, 2015	R&W Economic Loss Development During 2Q-15	R&W (Recovered) During 2Q-15	Future Net R&W Benefit at June 30, 2015
Financial guaranty insurance:
Prime first lien	$1	$—	$—	$—	$1
Alt-A first lien	19	—	1	(1)	19
Option ARMs	(20)	—	6	(19)	(33)
Subprime first lien	87	1	(4)	(3)	81
Closed-end second lien	83	1	2	(3)	83
Subtotal	170	2	5	(26)	151

Credit derivatives:
Alt-A first lien	75	—	(1)	—	74
Subtotal	75	—	(1)	—	74

Total	$245	$2	$4	$(26)	$225

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Six Months Ended June 30, 2015

	Future Net R&W Benefit at December 31, 2014	R&W benefit of Radian Asset as of April 1, 2015	R&W Economic Loss Development During 2015	R&W (Recovered) During 2015	Future Net R&W Benefit at June 30, 2015
Financial guaranty insurance:
Prime first lien	$2	$—	$(1)	$—	$1
Alt-A first lien	20	—	1	(2)	19
Option ARMs	15	—	(14)	(34)	(33)
Subprime first lien	109	1	(23)	(6)	81
Closed-end second lien	85	1	1	(4)	83
Subtotal	231	2	(36)	(46)	151

Credit derivatives:
Alt-A first lien	86	—	(11)	(1)	74
Subtotal	86	—	(11)	(1)	74

Total	$317	$2	$(47)	$(47)	$225

1)
The number of risks subject to R&W recovery is 30, with related net debt service of $2.0 billion as of June 30, 2015 compared to 29 with net debt service of $2.1 billion as of December 31, 2014. Included in these amounts is net debt service related to transactions not yet subject to an agreement. A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making Debt Service payments.

Please refer to the Glossary for an explanation of the presentation of net debt service outstanding and of the various sectors.

Assured Guaranty Ltd.
Losses Incurred
As of June 30, 2015
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions	2Q-15 Losses Incurred	2015 Losses Incurred	Net Expected Loss to be Expensed
Public Finance:
U.S. public finance	$9,897	$196	$209	$180
Non-U.S public finance	1,611	(1)	4	15
Public Finance	11,508	195	213	195
Structured Finance:
U.S. RMBS:
First lien:
Prime first lien	336	(1)	—	0
Alt-A first lien	1,750	(11)	(20)	45
Option ARMs	160	(1)	1	22
Subprime	1,557	(3)	(4)	77
Total first lien	3,803	(16)	(23)	144
Second lien:
Closed-end second lien	131	(1)	—	41
HELOCs	1,459	2	11	101
Total second lien	1,590	1	11	142
Total U.S. RMBS	5,393	(15)	(12)	286
Triple-X life insurance transactions	598	1	7	15
TruPS	866	(4)	(11)	0
Student loans	167	1	(5)	3
Other structured finance	1,872	2	0	88
Structured Finance	8,896	(15)	(21)	392
Subtotal	20,404	180	192	587
Non-GAAP adjustments	—	(1)	(7)	(166)
Total	$20,404	$179	$185	$421

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Six Months Ended June 30, 2015		Year Ended December 31,
			2014		2013		2012	2011
GAAP Summary Income Statement Data
Net earned premiums	$361		$570		$752		$853	$920
Net investment income	199		403		393		404	396
Realized gains and other settlements on credit derivatives	29		23		(42)		(108)	6
Total expenses	389		463		466		822	776
Income (loss) before income taxes	675		1,531		1,142		132	1,029
Net income (loss)	498		1,088		808		110	773
Net income (loss) per diluted share	3.23		6.26		4.30		0.57	4.16

GAAP Summary Balance Sheet Data
Total investments and cash	$11,706		$11,459		$10,969		$11,223	$11,314
Total assets	15,479		14,925		16,287		17,242	17,709
Unearned premium reserve	4,389		4,261		4,595		5,207	5,963
Loss and LAE reserve	996		799		592		601	679
Long-term debt	1,305		1,303		816		836	1,038
Shareholders’ equity	5,806		5,758		5,115		4,994	4,652
Shareholders’ equity per share	39.16		36.37		28.07		25.74	25.52

Non-GAAP Financial Measures
Operating income	$418		$491		$609		$535	$601
Operating income per diluted share	2.71		2.83		3.25		2.81	3.24
Operating shareholder's equity	6,011		5,933		6,164		5,830	5,201
Operating shareholder's equity per share	40.55		37.48		33.83		30.05	28.54
Adjusted book value	8,701		8,495		9,033		9,151	8,987
PVP	62		168		141		210	243

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$584,428		$609,622		$690,535		$780,356	$844,447
Gross debt service outstanding (end of period)	611,993		646,722		737,380		833,098	934,914
Net par outstanding (end of period)	390,384		403,729		459,107		518,772	556,830
Gross par outstanding (end of period)	407,839		426,705		487,895		550,908	613,124

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$550,570		$583,598		$663,797		$756,044	$828,327
Gross debt service outstanding (end of period)	576,824		619,475		709,000		807,420	916,501
Net par outstanding (end of period)	359,215		379,714		434,597		496,237	541,882
Gross par outstanding (end of period)	375,445		401,552		461,845		527,126	593,072

Consolidated qualified statutory capital	6,885		6,472		6,136		5,943	5,688
Consolidated policyholders' surplus and reserves	11,094		10,623		10,454		10,288	10,626

Ratios:
Net par outstanding to qualified statutory capital	52	:1	59	:1	71	:1	83:1	95:1
Capital ratio(2)	80	:1	90	:1	108	:1	127:1	145:1
Financial resources ratio(2)	44	:1	48	:1	55	:1	61:1	65:1

Gross debt service written:
Public finance - U.S.	$12,479		$20,804		$15,559		$25,252	$26,630
Public finance - non-U.S.	—		233		674		40	208
Structured finance - U.S.	263		423		297		623	1,731
Structured finance - non-U.S.	6		387		—		—	—
Total gross debt service written	$12,748		$21,847		$16,530		$25,915	$28,569

Net debt service written	$12,748		$21,847		$16,497		$25,915	$28,569
Net par written	8,289		13,171		9,331		16,816	16,892
Gross par written	8,289		13,171		9,350		16,816	16,892
1) Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 7 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts related to securities the Company has purchased for loss mitigation purposes.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2014.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit‑-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the way in which the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by AGMH that the Company did not acquire when it purchased AGMH in 2009. That line of business, which the Company refers to as the former "Financial Products Business" of AGMH, was comprised of its guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. When AGMH was still conducting Financial Products Business, AGM issued financial guaranty insurance policies on GICs and in respect of the GIC business; those policies cannot be revoked or canceled. Assured Guaranty is indemnified by Dexia against loss from the former Financial Products Business. The Financial Products Business is currently being run off.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP).

Management and the board of directors utilize non-GAAP financial measures in evaluating the Company’s financial performance. By providing these non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic gain or loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend buy or sell Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@assuredguaranty.com

Glenn Alterman
Associate, Investor Relations
(212) 339-0854
galterman@assuredguaranty.com

Katie-May Gordon
Associate, Investor Relations
(212) 339-0898
kgordon@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com